FOR IMMEDIATE RELEASE

Media	Investors
Neil Hirsch	Christin O’Donnell
Media@labcorp.com	Investor@labcorp.com

Labcorp Announces 2025 Second Quarter Results
Raises Full-Year Guidance

•Financial results from Operations for second quarter 2025 versus second quarter 2024:
◦Revenue: $3.53 billion versus $3.22 billion
◦Diluted EPS: $2.84 versus $2.43
◦Adjusted EPS: $4.35 versus $3.94
•Raised Enterprise Revenue, Adjusted EPS and Free Cash Flow guidance:
◦Revenue guidance narrowed to 7.5% to 8.6%; midpoint raised by 70 basis points
◦Adjusted EPS range narrowed to $16.05 to $16.50; midpoint raised by $0.23
◦Free Cash Flow range of $1.13 billion to $1.28 billion; midpoint raised by $25 million
•Broadened our partnerships with hospitals, health systems and regional/local labs and enhanced access to comprehensive testing and laboratory services
•Introduced several new tests in high-growth specialty areas including oncology

BURLINGTON, N.C., July 24, 2025 – Labcorp (NYSE: LH), a global leader of innovative and comprehensive laboratory services, today announced results for the second quarter ended June 30, 2025 and raised full-year guidance.

“Labcorp had a very strong second quarter, delivering double-digit topline growth, while expanding margins across both segments,” said Adam Schechter, chairman and CEO of Labcorp. “We brought innovative tests to market, and applied our leadership in science and technology to drive growth, enhance the customer experience and improve our operations.  We remain committed to delivering sustained value to our customers, employees and shareholders as we execute on our long-term strategy. Based upon our performance in the first half and our momentum going into the second half of the year, we’re raising our guidance.”

In the second quarter, Labcorp advanced its position as a partner of choice for hospitals, health systems and regional/local laboratories:
•Announced an agreement to acquire select assets of Incyte Diagnostics’ clinical and anatomic pathology testing businesses in the Pacific Northwest.
•Continued to progress the acquisition of select oncology and clinical testing assets from BioReference Health.
•Subsequent to quarter end, Labcorp announced an agreement to acquire select assets of the outreach business from Community Health Systems across 13 states.
Labcorp also continued to incorporate the power of science, innovation and technology across the organization during or subsequent to the quarter:
•Expanded its oncology portfolio with key launches including Labcorp® Plasma Detect™, a liquid biopsy test that assesses colon cancer recurrence risk and PGDx elio® plasma focus™ Dx, the first-and-only FDA-authorized pan-solid tumor liquid biopsy test for targeted treatment guidance.
•Continued to advance its leading position in Alzheimer’s disease, and plans in the coming weeks to offer Fujirebio FDA-cleared biomarker test that aids in diagnosing the disease.
•Expanded its consumer offerings by launching several consumer-initiated tests through Labcorp OnDemand, including tests that measure an individual’s cortisol and leptin levels, and introducing a new and improved Ovia app, providing women with a single platform to support their health journey.
•Introduced Labcorp Whole Health Solutions for functional medicine, integrative medicine and primary care practices. The solution offers specialized test panels and a test menu of more than 1,000 scientifically backed biomarkers.
•Added digital pathology capabilities in Central Labs, including advanced image scanning to preserve critical sample data and AI-powered solutions to provide analysis on large datasets instantly.

On July 10, 2025, the company announced a quarterly cash dividend of $0.72 per share of common stock, payable on September 11, 2025, to stockholders of record at the close of business on August 28, 2025. In the quarter, Labcorp repurchased $200 million of common stock.

Additionally, Labcorp raised 2025 guidance for enterprise revenue, adjusted EPS and free cash flow primarily driven by currency, as well as the underlying strength of its businesses.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024	Delta	2025	2024	Delta

Revenue Summary (Dollars in billions)
Total Revenue	$3.53		$3.22	9.5%	$6.87	$6.40	7.4%
Organic(1)				5.4%			3.7%
Acquisitions, net of Divestitures				3.5%			3.6%
Foreign Exchange				0.6%			0.1%

(1) Organic revenue is no longer broken out between the Base Business and COVID-19 Testing.

Earnings Summary (Dollars in millions, except per share data)
Operating Income (“OI”)	$394.5		$294.8		$720.5	$616.1
OI as % of Revenue	11.2%		9.2%	200 bps	10.5%	9.6%	90 bps

Adjustments (2)	$137.1		$185.1		$280.1	$316.6

Adjusted Operating Income (“AOI”) (3)	$531.6	(4)	$479.9		$1,000.6	$932.7
AOI as % of Revenue	15.1%	(5)	14.9%	20 bps	14.6%	14.6%	— bps

Net Earnings Attributable to Labcorp Holdings Inc.	$237.9		$205.3		$450.7	$433.3
Diluted EPS	$2.84		$2.43		$5.36	$5.13
Adjusted EPS (3)	$4.35		$3.94	10.4%	$8.19	$7.62	7.5%

(2) Adjustments include amortization, impairment charges, restructuring charges, and special items.
(3) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(4) The increase in adjusted operating income was due to organic demand as the company leveraged well on revenue growth.
(5) Adjusted operating margin was constrained by Invitae.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2025		2024	2025	2024
Cash Flow Summary (Dollars in millions)

Operating Cash Flow	$620.6		$561.1	$639.1	$531.3
Capital Expenditures	77.9		128.2	203.9	262.0
Free Cash Flow	$542.7	(1)	$432.9	$435.2	$269.3

(1) The increase in free cash flow was driven by higher earnings and the timing of capital expenditures.
Capital Allocation Summary

•At the end of the quarter, Labcorp's cash and cash equivalents balance was $0.65 billion and total debt was $5.58 billion.
•During the quarter, the company invested $25.0 million in acquisitions and partnerships, paid out $59.9 million in dividends, and repurchased $200.0 million of stock.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Diagnostics Laboratories Segment Summary

	Three Months Ended June 30,
	2025		2024	Delta
Revenue Summary (Dollars in billions)
Total Revenue	$2.75		$2.52	8.9%
Organic(1)				4.5%
Acquisitions, net of Divestitures				4.5%
Foreign Exchange				(0.1%)

(1) Organic revenue is no longer broken out between the Base Business and COVID-19 Testing.

Earnings Summary (2) (Dollars in millions)
Adjusted Operating Income (“AOI”) (3)	$482.8		$441.5
AOI as % of Revenue	17.6%	(4)	17.5%	10 bps

(2) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(3) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(4) Adjusted operating margin was constrained by Invitae.

	Three Months Ended June 30, 2025
	Requisition	Price/Mix
	Volume Delta (5)	Delta (5)
Metrics Summary
Total	4.9%	4.0%
Organic (6)	3.4%	1.1%
Acquisitions, net of Divestitures	1.5%	3.0%
Foreign Exchange	—%	(0.1)%

(5) Column shows changes versus the three months ended June 30, 2024.
(6) Organic price/mix includes lab management agreements.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Biopharma Laboratory Services Segment Summary

	Three Months Ended June 30,
	2025		2024	Delta
Revenue Summary (Dollars in millions)
Total Revenue	$784.8		$707.0	11.0%	(1)
Organic				7.8%
Foreign Exchange				3.2%

(1) Early Development revenue growth of 20.4%, Central Labs revenue growth of 7.5%.

Earnings Summary (2) (Dollars in millions)
Adjusted Operating Income (“AOI”) (3)	$123.3	(4)	$107.4
AOI as % of Revenue	15.7%		15.2%	50 bps	(4)

(2) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(3) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(4) Adjusted operating income and margin increase was primarily driven by organic demand and operating efficiencies.

	As of
	June 30, 2025
Metrics Summary (Dollars in billions)
TTM Net Orders	$3.34
TTM Book to Bill	1.11
Backlog	$8.71	(5)
Next Twelve Months Forecast Backlog Conversion	$2.71

(5) Backlog increased 10.0% compared to this period last year.

Guidance for 2025

Labcorp is updating 2025 full year guidance to reflect its second quarter performance and full year outlook. The following guidance assumes foreign exchange rates effective as of June 30, 2025, for the remainder of the year. Enterprise level guidance includes the estimated impact from currently anticipated capital allocation, including acquisitions, share repurchases and dividends.

(Dollars in billions, except per share data)
		Previous		Updated
	Results	2025 Guidance		2025 Guidance
	2024	Low	High	Low	High
Revenue
Labcorp Enterprise (1)(2)	$13.01	6.7%	8.0%	7.5%	8.6%
Diagnostics Laboratories(3)	$10.14	6.5%	7.7%	7.0%	8.0%
Biopharma Laboratory Services (4)	$2.92	3.0%	5.0%	6.1%	7.5%

Adjusted EPS	$14.57	$15.70	$16.40	$16.05	$16.50

Free Cash Flow	$1.10	$1.10	$1.25	$1.13	$1.28

(1) 2025 Guidance includes an impact from foreign currency translation of 0.5%.
(2) Enterprise level revenue is presented net of intersegment transaction eliminations.
(3) 2025 Guidance includes an impact from foreign currency translation of (0.1%).
(4) 2025 Guidance includes an impact from foreign currency translation of 2.5%.

Use of Adjusted Measures
The company has provided in this press release and accompanying tables “adjusted” financial information that has not been prepared in accordance with GAAP, including adjusted net income, adjusted EPS (or adjusted net income per share), adjusted operating income, adjusted operating margin, free cash flow, and certain segment information. The company believes these adjusted measures are useful to investors as a supplement to, but not as a substitute for, GAAP measures, in evaluating the company’s operational performance. The company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results and trends, and growth and shareholder returns, as well as in comparing the company’s financial results with the financial results of other companies. However, the company notes that these adjusted measures may be different from and not directly comparable to the measures presented by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures and an identification of the components that comprise “special items” used for certain adjusted financial information are included in the tables accompanying this press release.

The company today is providing an investor relations presentation with additional information on its business and operations, which is available in the investor relations section of the company's website at www.Labcorp.com. Analysts and investors are directed to the website to review this supplemental information.

A conference call discussing Labcorp's quarterly results will be held today at 9:00 a.m. ET and is available by registering at this link, which will provide a dial-in number and unique PIN to access the call. It is recommended that participants join 10 minutes prior to the start of the call, although participants may register and join at any time during the call. A live webcast of Labcorp’s quarterly conference call on July 24, 2025, will be available at the Labcorp Investor Relations website beginning at 9:00 a.m. ET. This webcast will be archived and accessible through July 11, 2026.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's nearly 70,000 employees serve clients in approximately 100 countries, provided support for 75% of the new drugs and therapeutic products approved in 2024 by the FDA, and performed more than 700 million tests annually for patients around the world. Learn more about us at www.labcorp.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements with respect to (i) the estimated 2025 guidance and related assumptions, (ii) the impact of various factors on operating and financial results, including the projected impact of global economic and market conditions on the company's businesses, operating results, cash flows and/or financial condition, (iii) future business strategies, (iv) expected savings, synergies and other benefits to the Company, customers or patients from acquisitions and other transactions and partnerships, and (v) opportunities for future growth.

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the company's control, including without limitation: (i) the effect of the holding company reorganization on the company’s business generally; (ii) the failure to receive tax-free treatment with respect to the spin-off of the company’s Clinical Development and Commercialization Services business, now Fortrea Holdings Inc. for U.S. federal income purposes; (iii) the impact of spin-off related items; (iv) personnel costs and potential difficulties with employee relations and retention; (v) the trading price of the company's stock, competitive actions and other unforeseen changes and general uncertainties in the marketplace; (vi) changes in government regulations, including healthcare reform; (vii) customer purchasing decisions, including changes in payer regulations or policies; (viii) adverse actions of governmental and third-party payers; (ix) changes in testing guidelines or recommendations; (x) the volume of COVID-19 Testing performed by the company; (xi) the impact of global geopolitical events; (xii) the effect of public opinion on the company's reputation; (xiii) adverse results in material litigation matters; (xiv) changes in laws and regulations applicable to the company, including healthcare reform, and changes to their interpretation and application and the impact of any such changes; (xv) failure to maintain or develop customer relationships; (xvi) the company's ability to develop or acquire new products and adapt to technological changes; (xvii) failure of the company’s information technology, systems, or data security; (xviii) the impact of potential losses under repurchase agreements; (xix) adverse weather conditions; (xx) the number of revenue days in a financial period; (xxi) inflation; (xxii) increased competition; and (xxiii) the effect of exchange rate fluctuations. These factors, in some cases, have affected and in the future (together with other factors) could affect the company's ability to implement the company's business strategy, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward-looking statements.

The company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company's most recent Annual Report on Form 10-K under the heading RISK FACTORS and in the company's other filings with the SEC. The information in this press release should be read in conjunction with a review of the company's filings with the SEC including the information in the company's most recent Annual Report on Form 10-K under the heading “MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”.
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LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$3,527.3	$3,220.9	$6,872.4	$6,397.5
Cost of revenues	2,481.1	2,294.5	4,878.2	4,573.8
Gross profit	1,046.2	926.4	1,994.2	1,823.7
Selling, general, and administrative expenses	579.3	557.8	1,125.3	1,066.2
Amortization of intangibles and other assets	68.3	62.2	137.9	122.3
Goodwill and other asset impairments	—	—	—	2.5
Restructuring and other charges	4.1	11.6	10.5	16.6
Operating income	394.5	294.8	720.5	616.1
Other (expense) income:
Interest expense	(57.1)	(47.6)	(113.1)	(94.5)
Investment income	1.7	1.3	8.2	4.2
Equity method loss, net	(1.7)	(0.3)	(2.0)	(0.2)
Other, net	(32.7)	19.5	(33.7)	39.5
Earnings from operations before income taxes	304.7	267.7	579.9	565.1
Provision for income taxes	66.4	62.1	128.6	131.2
Net earnings	238.3	205.6	451.3	433.9
Less: Net earnings attributable to the noncontrolling interest	(0.4)	(0.3)	(0.6)	(0.6)
Net earnings attributable to Labcorp Holdings Inc.	$237.9	$205.3	$450.7	$433.3

Earnings per common share:
Basic earnings per common share	$2.85	$2.44	$5.40	$5.15
Diluted earnings per common share	$2.84	$2.43	$5.36	$5.13

Weighted-average basic common shares outstanding	83.4	84.1	83.5	84.1
Weighted-average diluted common shares outstanding	83.9	84.3	84.1	84.5

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Millions)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$647.3	$1,518.7
Accounts receivable, net	2,120.6	1,944.1
Unbilled services	156.1	152.9
Supplies inventory	508.1	493.2
Prepaid expenses and other	655.1	697.6
Total current assets	4,087.2	4,806.5
Property, plant, and equipment, net	3,133.8	3,045.4
Goodwill, net	6,551.1	6,369.7
Intangible assets, net	3,494.4	3,488.9
Joint venture partnerships and equity method investments	160.4	16.3
Other assets, net	633.0	652.2
Total assets	$18,059.9	$18,379.0
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$793.0	$875.8
Accrued expenses and other	835.8	871.2
Unearned revenue	398.0	392.2
Short-term operating lease liabilities	186.1	184.6
Short-term finance lease liabilities	4.3	6.1
Short-term borrowings and current portion of long-term debt	499.6	1,000.3
Total current liabilities	2,716.8	3,330.2
Long-term debt	5,077.3	5,331.2
Operating lease liabilities	713.1	676.3
Financing lease liabilities	65.6	74.3
Deferred income taxes and other tax liabilities	354.5	383.1
Other liabilities	643.2	517.4
Total liabilities	9,570.5	10,312.5
Commitments and contingent liabilities
Noncontrolling interest	16.7	14.3
Shareholders’ equity:
Common stock, 82.9 and 83.4 shares outstanding at June 30, 2025, and December 31, 2024, respectively	7.5	7.6
Additional paid-in capital	1.8	2.8
Retained earnings	8,498.0	8,303.4
Accumulated other comprehensive loss	(34.6)	(261.6)
Total shareholders’ equity	8,472.7	8,052.2
Total liabilities and shareholders’ equity	$18,059.9	$18,379.0

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$238.3	$205.6	$451.3	$433.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	170.3	156.9	337.1	311.4
Stock compensation	34.1	30.8	66.9	62.4
Operating lease right-of-use asset expense	50.8	44.5	99.4	88.6
Goodwill and other asset impairments	—	—	—	2.5
Deferred income taxes	(6.1)	(19.6)	(12.2)	(39.1)
Other, net	38.0	39.6	46.1	36.6
Change in assets and liabilities (net of effects of acquisitions and divestitures):
Decrease (increase) in accounts receivable	30.9	(5.1)	(139.9)	(192.2)
Decrease (increase) in unbilled services	0.9	(37.1)	4.8	26.8
(Increase) decrease in supplies inventory	(11.9)	28.3	(3.5)	27.7
Decrease in prepaid expenses and other	12.8	46.5	57.8	21.6
Increase (decrease) in accounts payable	67.0	69.4	(80.6)	(51.7)
Increase (decrease) in unearned revenue	0.2	10.8	(8.7)	(30.8)
Decrease in accrued expenses and other	(4.7)	(9.5)	(179.4)	(166.4)
Net cash provided by operating activities	620.6	561.1	639.1	531.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(77.9)	(128.2)	(203.9)	(262.0)
Proceeds from sale of assets	1.9	0.1	2.4	0.2
Proceeds from sale or distribution of equity afilliates or other investments	6.9	—	6.9	—
Proceeds from sale of business	—	—	—	13.5
Purchase of equity affiliates or other investments	(15.0)	(23.0)	(172.0)	(36.7)
Acquisition of businesses, net of cash acquired	(10.0)	(33.9)	(63.5)	(293.1)
Net cash used for investing activities	(94.1)	(185.0)	(430.1)	(578.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on senior notes	—	—	(1,000.0)	—
Proceeds from revolving credit facilities	—	698.7	64.8	951.9
Payments on revolving credit facilities	—	(721.3)	(64.8)	(932.1)
Proceeds from accounts receivable securitization	—	—	225.0	—
Net share settlement tax payments from issuance of stock to employees	(3.5)	(23.1)	(29.0)	(37.8)
Net proceeds from issuance of stock to employees	—	—	25.7	26.7
Dividends paid	(59.9)	(60.4)	(121.5)	(122.5)
Purchase of common stock	(200.0)	(100.0)	(200.0)	(100.0)
Other, net	(4.0)	(3.9)	(7.3)	(7.9)
Net cash used for financing activities	(267.4)	(210.0)	(1,107.1)	(221.7)
Effect of exchange rate changes on Cash and cash equivalents	18.8	(0.3)	26.7	(3.2)
Net increase (decrease) in Cash and cash equivalents	277.9	165.8	(871.4)	(271.7)
Cash and cash equivalents at beginning of period	369.4	99.3	1,518.7	536.8
Cash and cash equivalents at end of period	$647.3	$265.1	$647.3	$265.1

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Condensed Combined Non-GAAP Segment Information
(Dollars in Millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Diagnostics Laboratories
Revenues	$2,748.8	$2,524.9	$5,378.4	$5,004.6

Adjusted operating income	$482.8	$441.5	$910.3	$859.4
Adjusted operating margin	17.6%	17.5%	16.9%	17.2%

Biopharma Laboratory Services
Revenues	$784.8	$707.0	$1,506.1	$1,417.9

Adjusted operating income	$123.3	$107.4	$230.2	$207.3
Adjusted operating margin	15.7%	15.2%	15.3%	14.6%

Consolidated
Revenues	$3,527.3	$3,220.9	$6,872.4	$6,397.5

Adjusted segment operating income	$606.1	$548.9	$1,140.5	$1,066.7
Unallocated corporate expense	(74.5)	(69.0)	$(139.9)	$(134.0)
Consolidated adjusted operating income	$531.6	$479.9	$1,000.6	$932.7
Adjusted operating margin	15.1%	14.9%	14.6%	14.6%

The consolidated revenue and adjusted segment operating income are presented net of intersegment transaction eliminations and other amounts not used in determining segment performance. Adjusted operating income and adjusted operating margin are non-GAAP measures. See the subsequent reconciliation of non-GAAP financial measures.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Dollars and Shares in Millions, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Adjusted Operating Income
Operating income	$394.5	$294.8	$720.5	$616.1
Amortization of intangibles and other assets (a)	68.3	62.2	137.9	122.3
Restructuring and other charges (b)	4.1	11.6	10.5	16.6
Acquisition and disposition-related costs (c)	15.1	25.1	44.2	46.0
Launchpad costs (d)	17.2	31.5	37.3	40.4
Asset impairments (e)	—	—	—	2.5
Other	31.9	31.8	46.4	43.5
TSA reimbursement (f)	0.5	22.9	3.8	45.3
Adjusted operating income	$531.6	$479.9	$1,000.6	$932.7

Adjusted operating profit margin	15.1%	14.9%	14.6%	14.6%

Adjusted Net Income
Net income	$237.9	$205.3	$450.7	$433.3
Impact of adjustments to operating income	137.1	185.1	280.1	316.6
Loss on venture fund investments, net (g)	32.7	1.5	36.1	5.7
Gain on sale of business (h)	—	—	—	(4.9)
TSA reimbursement (f)	(0.5)	(22.9)	(3.8)	(45.3)
Other	0.7	0.3	0.7	0.3
Income tax impact of adjustments (i)	(43.4)	(37.3)	(75.3)	(61.5)
Adjusted net income	$364.5	$332.0	$688.5	$644.2

Weighted-average diluted common shares outstanding	83.9	84.3	84.1	84.5

Adjusted net income per share	$4.35	$3.94	$8.19	$7.62

(a)	Amortization of intangible assets acquired as part of business acquisitions.
(b)	Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions and facilities and contract termination costs within the organization in connection with our LaunchPad initiatives, and acquisitions or dispositions of businesses by the company.
(c)	Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses, impact of delayed contract or license transfers, and other integration or disposition related activities.
(d)	LaunchPad costs include non-capitalized costs associated with the implementation of systems, consolidation of processes, and consulting costs incurred as part of various business process improvement initiatives.
(e)	The company impaired certain fixed assets which are no longer realizable by the business.
(f)	Represents transition services fees charged to Fortrea Holdings Inc. related to administrative and IT systems support. The costs to provide these services are included in operating income but the service fees are included in other income.
(g)	The company makes investments in companies or investment funds developing promising technology related to its operations. The company recorded net gains and losses related to several distributions from venture funds, increases in the market value of investments, and impairments of other investments due to the underlying performance of the investments.
(h)	The company recorded a gain on the disposition of the Beacon Laboratory Benefits Solutions business.
(i)	Income tax impact of adjustments calculated based on the tax rate applicable to each item.